Exhibit 99B.10

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment No. 126 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated October 12, 2001 on the financial statements and financial highlights of Portfolio 21, a series of shares of Professionally
Managed Portfolios.   Such financial statements and financial highlights appear
in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.



                                   /s/Tait, Weller & Baker

                                   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
December 14, 2001